SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 2, 2010

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-33393	94-3306718
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements.

On July 2, 2010, Northwest Biotherapeutics, Inc. (the “Company”) completed (i) offering of its restricted common stock (the “Common Stock”) for purchases by a number of private investors, (ii) the reorganization of the Company’s debt with SDS Capital, (iii) the purchase of additional restricted Common Stock by SDS, and (iv) the purchase of additional restricted Common Stock by Ms. Linda Powers, Chair of the Company’s Board of Directors.  As a result, during the period from April 1 through July 2, the Company raised aggregate funding of two million, six hundred and fifty thousand dollars ($2,650,000). The purchase by SDS Capital was part of a larger restructuring transaction with SDS, undertaken by the Company as part of an ongoing process for the strengthening of its balance sheet.

Recent Offering

From April through June, the Company raised a total of $1,750,000 from the sale of its restricted Common Stock in a series of small transactions to private investors. Subscriptions for this restricted Common Stock were made at a price of seventy-five cents ($0.75) per share, with ten percent (10%) warrant coverage. The warrants are exercisable into shares of Common Stock at the price of seventy-five cents ($0.75) per share, and expire in three (3) years. Total shares sold were two million, three hundred and thirty three thousand, three hundred and thirty three (2,333,333), and total warrants issued were two hundred and thirty three thousand, three hundred and thirty three shares (233,333).

Debt Conversion and Extension, and New Investment, by SDS Capital

On July 2, 2010, the Company completed execution of a Conversion and Extension Agreement with SDS Capital for the conversion or extension of all outstanding debt held by SDS, and new investment of two hundred and fifty thousand dollars ($250,000) in restricted Common Stock.  Prior to this Agreement, SDS was the second largest holder of investment debt of the Company.  The largest holder of investment debt is the Al Rajhi Group. As previously reported, the Company already entered into an agreement with the Al Rajhi Group in March, 2010, for partial conversion into Common Stock and partial extension of the maturity of the debt held by Al Rajhi.

The Conversion and Extension Agreement with SDS Capital relates to investment debt of $2 million plus accumulated interest. In October 2008, SDS loaned the Company $1 million, with an original maturity of six months and an annual interest rate of twelve percent. In November 2008, SDS loaned the Company an additional $1 million, also with an initial maturity of six months and an annual interest rate of twelve percent. SDS previously agreed to extend the maturity of the two loans on terms to be negotiated with the Company.

Under the Conversion and Extension Agreement, SDS’ new investment of two hundred and fifty thousand dollars ($250,000) was made as a purchase of restricted Common Stock, at a price per share of seventy-five cents ($0.75) and with ten percent (10%) warrant coverage.  The warrants are exercisable into shares of Common Stock at the price of seventy-five cents ($0.75) per share and expire in three (3) years.  Pursuant to this Agreement, the Company issued to SDS and/or its designees three hundred thirty-three thousand, three hundred thirty three (333,333) shares of restricted Common Stock and warrants to purchase thirty-three thousand, three hundred thirty three (33,333) shares of Common Stock.

Also under the Conversion and Extension Agreement, the maturity of the October 2008 loan and accumulated interest was extended for twenty-six (26) months, to June 2, 2011. In consideration for this twenty-six (26) month extension, the Company agreed to issue to SDS and/or its designees warrants with a value equal to twenty-five percent (25%) of the original repayment amount (principal and interest) of the November 2008 loan. The exercise price of the warrants is fifty-three cents ($0.53) per share, and the exercise period is five (5) years. Pursuant to this Agreement, the Company issued to SDS and/or its designees warrants to purchase four hundred seventy-four thousand (474,000) shares of Common Stock.

Under the Conversion and Extension Agreement, the November 2008 loan and accumulated interest was converted into Common Stock at the conversion price of twenty cents ($0.20) per share, which was the share price applicable during the third quarter of 2009. Pursuant to this conversion, the Company issued five million, twenty-four thousand four hundred (5,024,400) shares of Common Stock to SDS and/or its designees.

Investment by Linda Powers

On July 2, 2010, Northwest Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement with Ms. Linda F. Powers, the Chair of the Company’s Board, for the purchase of restricted Common Stock. Ms. Powers purchased six hundred and fifty thousand dollars ($650,000) of restricted Common Stock at a price per share of seventy-five cents ($0.75), and ten percent (10%) warrant coverage. The warrants have an exercise price of seventy-five cents ($0.75) and an exercise period of three (3) years.  In accordance with these terms, Ms. Powers purchased eight hundred and sixty six thousand, six hundred and sixty seven thousand (866,667) shares of restricted Common Stock and a warrant to purchase eighty six thousand, six hundred and sixty seven (86,667) shares of Common Stock. Prior to making this purchase of Common Stock, Ms. Powers sold seven hundred and fifty thousand (750,000) shares of her Common Stock.

As part of the Company’s ongoing strengthening of its balance sheet, the Company is using the proceeds of the sale of stock to Ms. Powers to pay down certain outstanding trade payables.

Item 3.02  Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Company’s reasonable belief that the investor had access to information concerning the Company’s operations and financial condition, each investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investor was sophisticated within the meaning of Section 4(2) of the Securities Act and was an “accredited investor” (as defined by Rule 501 under the Securities Act).  In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the sale other than communications with the investor; the Company obtained representations from the investor regarding their investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Company in order to make an informed investment decision.  At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: July 2, 2010	By:	/s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer
(Principal Executive and Accounting Officer)